UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Earliest event reported) May 7, 2007

BIOPHAN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-26057	82-0507874
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	file number)	Identification No.)

15 Schoen Place
Pittsford, New York	14534
(Address of principal executive offices)	(Zip code)

(585) 267-4800
(Registrant’s telephone number
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On May 7, 2007, our President and Chief Executive Officer, Michael L. Weiner, relinquished the title of Chief Executive Officer, effective as of the close of business on Wednesday, May 9, 2007. Mr. Weiner will remain as our President and a member of our Board of Directors.

Our Board of Directors has appointed an Executive Committee, consisting of Mr. Weiner, Guenter Jaensch, the Chairman of the Board, and a third director, Stan Yakatan, which will assume all of the responsibilities of the chief executive officer. Under its Charter, which was approved by our Board of Directors on May 7, 2007, the Executive Committee is charged with making all decisions which are normally the CEO’s responsibility. The Executive Committee will exercise the full power and authority of the Board of Directors in the management of our business and affairs during the interim between meetings of the Board, subject to (i) the direction of the Board generally or on specific matters, (ii) the restrictions set forth in the Executive Committee Charter and (iii) limitations provided under the Nevada General Corporation Law and applicable federal and state law.

The Charter of the Executive Committee is filed herewith as Exhibit 99.1 and is incorporated herein by reference. The forgoing discussion of the Executive Committee is qualified in its entirety by reference to such Exhibit.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description of Exhibit
99.1	Charter of the Executive Committee of the Board of Directors of Biophan Technologies, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPHAN TECHNOLOGIES, INC.

Date: May 7, 2007	By:	/s/ Darryl L. Canfield
Darryl L. Canfield
Chief Financial Officer